FOR IMMEDIATE RELEASE

CONTACTS:	JAMES G. RAKES, PRESIDENT & CEO	(540) 951-6236
J. ROBERT BUCHANAN	(276) 979-0341

NATIONAL BANKSHARES, INC.

RELEASES FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 17, 2008: National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today released its earnings for the first quarter ended March 31, 2008. Bankshares had net income of $3.18 million, an increase of 2.09% over the $3.12 million earned in the same quarter of 2007. This translates to basic net income of $0.46 per share. At the end of the first quarter, National Bankshares, Inc. had net loans of $522.34 million, an increase of 4.86% over March 31, 2007. The Company reported total assets of $911.72 million, which is 3.38% above the $881.92 million reported in the same period last year.

James G. Rakes, National Bankshares’ Chairman, President & CEO, stated, “In these challenging times for financial markets, I am glad to report that National Bankshares’ conservative and traditional approach to community banking has served us well. We offer customers a full range of products and services from a solid platform of up-to-date technology. But it is a relationship-based business philosophy that keeps us on course.” Mr. Rakes continued, “I am particularly pleased to see that loan demand was up during the first quarter and that loan quality remains high when compared to peers and from an historical perspective. It is important to us as community bankers to put deposit dollars from our local markets to work in those same markets by making good loans.”

National Bankshares, Inc. is a financial holding company headquartered in Blacksburg, Virginia. It is the parent company of National Bank, a 116 year-old community bank with 26 office locations in Southwest Virginia. The Company also has a non-bank financial services subsidiary which does business as National Bankshares Investment Services and National Bankshares Insurance Services. Its stock trades on the NASDAQ Stock Market under the symbol “NKSH”. Additional information is available on the Company’s web site at www.nationalbankshares.com.

National Bankshares, Inc. And Subsidiaries
(000’s), except ratios and percent data

Three months ending	March 31, 2008	March 31, 2007	Change

Selected Consolidated Data :
Interest income	$12,711	$12,530	1.44%
Interest expense	5,406	5,416	-0.18%
Net interest income	7,305	7,114	2.68%
Provision for loan losses	100	(3)	-3433.33%
Trust income	303	373	-18.77%
Other noninterest income	1,993	1,806	10.35%
Salary and benefits	2,857	2,841	0.56%
Occupancy expense	456	485	-5.98%
Amortization of intangibles	284	284	0.00%
Other noninterest expense	1,861	1,647	12.99%
Income taxes	-862	-923	-6.61%
Net income	$3,181	$3,116	2.09%
Basic net income per share	$0.46	$0.45	$0.01

Daily averages:
Gross loans	$525,080	$503,040	4.38%
Loans,net	518,794	496,839	4.42%
Total securities	275,887	284,789	-3.13%
Total deposits	774,962	762,817	1.59%
Other borrowings	63	73	-13.70%
Stockholders’ equity	107,036	97,927	9.30%
Cash and due from	12,749	14,684	-13.18%
Interest-earning assets	833,802	807,632	3.24%
Interest-bearing liabilities	666,590	659,908	1.01%
Intangible assets	14,717	15,860	-7.21%
Total assets	889,104	867,945	2.44%

Financial ratios: Note (1)
Return on average assets	1.44%	1.46%	-0.02
Return on average equity	11.95%	12.90%	-0.95
Net interest margin	3.93%	3.96%	-0.03
Average equity to average assets	12.04%	11.28%	0.76
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,219	$5,157	1.20%
Provision for losses	100	-3	-3433.33%
Charge-offs	-152	-136	11.76%
Recoveries	61	27	125.93%
Ending balance	$5,228	$5,045	3.63%

Year to Date	March 31, 2008	March 31, 2007	Change

Selected Consolidated Data :
Interest income	$12,711	$12,530	1.44%
Interest expense	5,406	5,416	-0.18%
Net interest income	7,305	7,114	2.68%
Provision for loan losses	100	-3	-3433.33%
Trust income	303	373	-18.77%
Other noninterest income	1,993	1,806	10.35%
Salary and benefits	2,857	2,841	0.56%
Occupancy expense	456	485	-5.98%
Amortization of intangibles	284	284	0.00%
Other noninterest expense	1,861	1,647	12.99%
Income taxes	-862	-923	-6.61%
Net income	$3,181	$3,116	2.09%
Basic net income per share	$0.46	$0.45	$0.01
Fully diluted net income per share	$0.46	$0.45	$0.01
Dividends per share	---	---	---
Dividend payout ratio	0.00	0.00	$0.00
Book value per share	$15.72	14.30	$1.42

Balance sheet at period-end:
Gross loans	$528,684	$504,277	4.84%
Loans, net	$522,343	$498,129	4.86%
Total securities	277,492	288,005	-3.65%
Cash and due From	18,742	13,626	37.55%
Total deposits	795,085	774,264	2.69%
Other borrowings	61	71	-14.08%
Stockholders’ equity	108,957	99,823	9.15%
Intangible assets	14,554	15,692	-7.25%
Total assets	911,721	881,915	3.38%

Daily averages:
Gross loans	$525,080	$503,040	4.38%
Loans,net	518,794	496,839	4.42%
Total securities	275,887	284,789	-3.13%
Total deposits	774,962	762,817	1.59%
Other borrowings	63	73	-13.70%
Stockholders’ equity	107,036	97,927	9.30%
Cash and due from	12,749	14,684	-13.18%
Interest-earning assets	833,802	807,632	3.24%
Interest-bearing liabilities	666,590	659,908	1.01%
Intangible assets	14,717	15,860	-7.21%
Total assets	889,104	867,945	2.44%

Financial ratios: Note (1)
Return on average assets	1.44%	1.46%	-0.02
Return on average equity	11.95%	12.90%	-0.95
Net interest margin	3.93%	3.96%	-0.03
Efficiency ratio	52.33%	52.12%	0.21
Average equity to average assets	12.04%	11.28%	0.76
Note (1) Ratio change measured in bp

Allowance for loan losses:
Beginning balance	$5,219	$5,157	1.20%
Provision for losses	100	-3	-3433.33%
Charge-offs	-152	-136	11.76%
Recoveries	61	27	125.93%
Ending balance	$5,228	$5,045	3.63%

Nonperforming assets:
Nonaccrual loans	1,319	$1,132	-100.00%
Restructured loans	---	---	---
Total nonperforming loans Note (2)	1,319	1,132	-100.00%
Other real estate owned	270	251	7.57%
Total nonperforming assets	$1,589	$1,383	14.90%

Asset quality ratios: Note (3)
Nonperforming loans to total loans	0.25%	0.23%	---
Allowance for loan losses to total loans	0.99%	1.00%	-0.90%
Allowance for loan losses to nonperforming loans	396.36%	445.67%	---
Note (2) Loans 90 days past due or more not included
Note (3) Ratio change measured in bp